UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 18, 2006

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Named Executive Officer Compensation

On August 18, 2006, the Compensation Committee of the Board of Directors of Flextronics International Ltd. established performance-based bonus awards for our Named Executive Officers, among other employees. Werner Widmann and Peter Tan are eligible to participate in a one-year bonus program and Michael McNamara, Thomas Smach, Nicholas Brathwaite, Werner Widmann and Peter Tan are eligible to participate in a three-year bonus program.

The one-year bonus program provides for a one-time bonus payment of $250,000 at the end of the Company’s 2007 fiscal year, depending on achievement of revenue and EPS growth targets for the 2007 fiscal year. The three-year bonus program provides for a one-time bonus payment of either $1,000,000 or $750,000 after the conclusion of the Company’s 2009 fiscal year, depending on achievement of revenue and EPS growth targets for the three-year period ending with the 2009 fiscal year. If the applicable performance targets are not achieved, no payments will be made under either bonus program.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
10.01	Compensation Arrangement between Flextronics International Ltd. and Michael McNamara, Thomas J. Smach, Nicholas Brathwaite, Peter Tan and Werner Widmann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: August 24, 2006	By:	/s/ Thomas J. Smach
Thomas J. Smach
Chief Financial Officer